UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2022

HUMBL, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-31267	91-2948019
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

600 B Street
Suite 300
San Diego, CA	92101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (786) 738-9012

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HMBL	OTC:QB

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 31, 2022, the registrant (“HUMBL”), entered into a Note Purchase Agreement with SARTORII, LLC (“SARTORII”) under which SARTORII loaned HUMBL $2,000,000. HUMBL issued a promissory note (the “Note”) with a maturity date of 36 months from July 28, 2022 for the first $1,000,000 and 36 months from July 29, 2022 for the second $1,000,000 and bearing interest of 5% per annum. The Note may be prepaid by HUMBL without any penalty and is unsecured. The Note is subject to standard default terms and a default interest rate of 8%, A default by HUMBL under the Note could result in acceleration of the unpaid principal and accrued interest. The foregoing description of the Note Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Note Purchase Agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 2.01 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The terms of the Note described in Item 1.01 are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibits

10.1	Note Purchase Agreement dated July 26, 2022 between HUMBL, Inc. and Sartorii, LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 1, 2022	HUMBL, Inc.

	By:	/s/ Brian Foote
Brian Foote
President and CEO

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